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                                                                    EXHIBIT 99.1

                                 [BROCADE LOGO]

BROCADE CONTACTS

      MEDIA RELATIONS                             INVESTOR RELATIONS
      Leslie Davis                                Shirley Stacy
      Tel: 408.333.5260                           Tel: 408.333.5752
      lmdavis@brocade.com                         sstacy@brocade.com

               BROCADE REPORTS Q3 04 RESULTS, EXCEEDS EXPECTATIONS

                 WITH OPERATING MARGIN OF 12.5% AND EPS OF $0.06

                 ANNOUNCES $100 MILLION SHARE REPURCHASE PROGRAM

SAN JOSE, CALIF. -- AUGUST 18, 2004 -- Brocade Communications Systems, Inc. (Brocade) (Nasdaq: BRCD) reported today financial results for its third quarter of fiscal year 2004 (Q3 04) which ended July 31, 2004. Net revenues for Q3 04 were $150.0 million, an increase of three percent from $145.6 million reported in the second quarter of fiscal year 2004 (Q2 04) and an increase of 12 percent from $133.5 million reported in the third quarter of fiscal 2003 (Q3 03).

Non-GAAP net income for Q3 04 was $15.2 million, or $0.06 per share, as compared to non-GAAP net income of $8.1 million, or $0.03 per share, reported in Q2 04 and non-GAAP net income of $2.1 million, or $0.01 per share, reported in Q3 03. Non-GAAP net income for Q3 04 excludes deferred stock compensation expense related to Rhapsody Networks, Inc. (Rhapsody), gains related to repurchases of the Company's convertible subordinated debt, and gains on the disposition of private strategic investments. Non-GAAP net income for Q2 04 excludes restructuring charges, settlement cost of a claim associated with the acquisition of Rhapsody, deferred stock compensation expense related to Rhapsody, and gains on the disposition of private strategic investments. Non-GAAP net income for Q3 03 excludes restructuring charges, deferred stock compensation expense related to the acquisition of Rhapsody, and gains on the disposition of private strategic investments. A reconciliation between GAAP and non-GAAP net income (loss) is contained in the tables below.

Reporting on a GAAP basis, net income for Q3 04 was $17.0 million, or $0.06 per share diluted, $0.07 per share basic. This compares to GAAP net loss for Q2 04 of $2.0 million, or $(0.01) per share basic and diluted, and GAAP net income for Q3 03 of $1.9 million, or $0.01 per share basic and diluted.
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                                                                          PAGE 2

"I'm pleased to report another quarter of strong execution towards achieving our long-term strategy. The positive affects of our operational excellence program are clearly accelerating the improvement in our business model objectives," said Greg Reyes, Brocade Chairman and CEO. "During the quarter, we continued the rollout of our refreshed and expanded product lines, achieved broad adoption with key OEM partners, and experienced a growing number of Director-class SAN wins within the enterprise market segment."

Brocade also announced today that its board of directors has approved a share repurchase program for up to $100 million of its common stock. Purchases may be made, from time to time, in the open market and will be funded from available working capital. The number of shares to be purchased and the timing of purchases will be based on the level of Brocade's cash balances, general business and market conditions, and other factors, including alternative investment opportunities.

Q3 04 FINANCIAL HIGHLIGHTS

      - Q3 04 net revenues of $150.0 million, an increase of 3% from Q2 04 and an increase of 12% from Q3 03

      - Q3 04 gross margin increased to 57.2%, an improvement from 55.3% in Q2 04 and 54.1% in Q3 03

      -     Q3 04 operating margin increased to 12.5% from negative 5.4% in Q2
            04.

      - Q3 04 operating expenses were $67.1 million compared to $88.4 million in Q2 04.

      - Non-GAAP earnings per share (EPS) was $0.06 for Q3 04, an improvement from $0.03 in Q2 04 and $0.01 in Q3 03

      - Excluding the impact of cash used for prior quarter restructuring, Q3 04 cash flow from operations was $22.3 million, compared to $36.5 million in Q2 04.

      -     Cash and investments as of the end of Q3 04 totaled $757.3 million.

      - Cash and investments, net of our convertible debt and unsettled debt repurchase of $26.3 million was $348.9 million in Q3 04 compared to $331.6 million in Q2 04.

      - Q3 04 day sales outstanding in accounts receivable were 55 days, compared with 53 days in Q2 04 and 52 days in Q3 03

      - Deferred revenue was $29.0 million in Q3 04 compared to $28.4 million in Q2 04.

During Q3'04, Brocade purchased on the open market $47.4 million face value of its two percent convertible subordinated notes. Brocade paid an average of $0.915 on each dollar of face value for an aggregate cash purchase price of $43.4 million, which resulted in a pre-tax gain of $3.5 million. As of July 31, 2004, the remaining convertible debt outstanding was $386.3 million.

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                                                                          PAGE 3

Q3 04 BUSINESS HIGHLIGHTS

In announcements made during the quarter, Brocade showed significant progress in executing on its strategy to serve the entry- mid-range and enterprise segments of the SAN market by expanding its product line and offering new capabilities to its customers. Highlights of these announcements include:

      - Collaboration with EMC Corporation to bring to market a pre-configured, entry-level networked storage solution based on the new EMC CLARiiON AX100 storage system and Brocade SilkWorm 3250 8-port Fibre Channel switch.

      - Availability of a Brocade SAN Switch Module for the IBM eServer Blade Center. This high-performance, 16-port fabric switch enables seamless integration of high-density bladed servers into computing environments.

      - General availability of the SilkWorm Multiprotocol Router, an intelligent switching platform service that provides unique routing services for local and long-distance connectivity and data sharing across separate SANs.

      - Several Director-class switch installations with international customers, including upgraded and expanded SANs with Dassault Aviation, ItecPlus GmbH, Vodafone Information Systems, and ZF Friedrichshafen AG.

      - Selection of Brocade SAN products for use in the four U.S. Microsoft Technology Centers, used by Microsoft customers to develop, test and validate the deployment of SAN enabled, Windows(R) .Net solutions.

Brocade also announced the addition of two members to its Board of Directors, Sanjay Vaswani, a partner at the Center for Corporate Innovation and William K. O'Brien, CEO of Enterasys Networks; achieved listing in the "Leaders Quadrant" of the Storage Area Network Fibre Channel Switch Magic Quadrant report published by Gartner, Inc.; and received two U.S. patents for Fibre Channel technology innovations.

CONFERENCE CALL

Brocade will host a conference call on Wednesday, August 18, 2004, at 2:00 p.m. Pacific Time, 5:00 p.m. Eastern Time to discuss its third quarter of fiscal year 2004 results. The conference call will be webcast live via the Internet at www.brocade.com/investors. A replay of the conference call will be available via webcast for twelve months at www.brocade.com/investors.

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                                                                          PAGE 4

ABOUT BROCADE COMMUNICATIONS SYSTEMS, INC.

Brocade (Nasdaq: BRCD) offers the industry's leading intelligent platform for networking storage. The world's leading systems, applications, and storage vendors have selected Brocade to provide a networking foundation for their SAN solutions. The Brocade SilkWorm family of fabric switches and software is designed to optimize data availability and storage and server resources in the enterprise. Using Brocade solutions, companies can simplify the implementation of storage area networks, reduce the total cost of ownership of data storage environments, and improve network and application efficiency. For more information, visit the Brocade website at www.brocade.com or contact the company at info@brocade.com.

The non-GAAP, formerly pro forma, information provided in this press release is a supplement to, and not a substitute for, our financial results presented in accordance with GAAP. The non-GAAP results exclude certain expenses and income to provide what we believe is a more complete understanding of our underlying operational results and trends. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain gains, including the gain related to repurchases of our convertible subordinated debt, net gains on the disposition of private strategic investments, and certain costs, including settlement cost of an acquisition-related charge, certain expenses relating to our acquisition of Rhapsody, and the restructuring of business operations, that we believe are not indicative of our core operating results. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting of future periods. Brocade management refers to these non-GAAP financial measures in making decisions regarding operational performance and to facilitate internal comparisons to historical operating results and to competitors' operating results. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

CAUTIONARY STATEMENT

This press release contains forward-looking statements, as defined under Federal Securities Laws. These forward-looking statements include the extent to which Brocade's operational excellence program will accelerate business model improvement. These statements are just predictions and involve risks and uncertainties, such that actual results may differ significantly. These risks include, but are not limited to, our ability to manage the transition between new and older products; our ability to achieve market acceptance of the Silkworm Fabric Application Platform product family; our ability to develop new and

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                                                                          PAGE 5

enhanced products that achieve widespread market acceptance; the loss of our third-party contract manufacturers; our failure to accurately forecast demand for our products; our ability to manage the production of our products; our ability to retain key personnel and to continue to recruit qualified personnel; quarterly and annual fluctuations in our revenues and operating results; increased market competition and pricing pressure; our dependence on OEM partners; declines in the prices of our products and our revenues and gross margins; the effect of changes in IT spending levels; our failure to manage distribution channels and other customer relationships; our dependence on sole source and limited source suppliers for certain key components including ASICs, microprocessors, logic chips and programmable logic devices; our failure to manage our business effectively in a rapidly evolving market; the effect of future acquisitions on our business operations; our ability to attain profitability; international political instability; increased international sales activity; seasonal fluctuations and uneven sales patterns; the existence of undetected errors in our products; and our ability to protect our intellectual property and defend against infringement claims. These and other risks are set forth in more detail in the Company's reports on Form 10-K for the fiscal year ended October 25, 2003 and Form 10-Q for the fiscal quarter ended May 1, 2004. Brocade expressly assumes no obligation to update any such forward-looking statements.

                                       ###

Brocade, the Brocade B weave logo, Secure Fabric OS, Fabric OS, SilkWorm, and SilkWorm Express are registered trademarks of Brocade Communications Systems, Inc., in the United States and/or in other countries. FICON is a registered trademark of IBM Corporation in the U.S. and other countries. All other brands, products, or service names are or may be trademarks or service marks of, and are used to identify, products or services of their respective owners.

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                                                                          PAGE 6

                      BROCADE COMMUNICATIONS SYSTEMS, INC.
              GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                           THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                   ---------------------------------   ---------------------------------
                                                       JULY 31,          JULY 26,          JULY 31,          JULY 26,
                                                         2004              2003              2004              2003
                                                   ---------------   ---------------   ---------------   ---------------
Net revenues                                       $       150,040   $       133,458   $       440,659   $       387,520
Cost of revenues                                            64,143            61,226           194,698           178,511
                                                   ---------------   ---------------   ---------------   ---------------
       Gross margin                                         85,897            72,232           245,961           209,009
Operating expenses:
    Research and development                                36,164            37,158           111,872           105,576
    Sales and marketing                                     24,573            27,526            78,123            90,249
    General and administrative                               6,226             5,539            18,022            15,805
    Settlement of an acquisition-related claim                  --                --             6,943                --
    Amortization of deferred stock
     compensation                                              119               213               430               494
    In-process research and development                         --                --                --           134,898
    Restructuring costs                                         --               (15)           10,093            20,991
    Lease termination charge and other, net                     --                --            75,591                --
                                                   ---------------   ---------------   ---------------   --------------
       Total operating expenses                             67,082            70,421           301,074           368,013
                                                   ---------------   ---------------   ---------------   ---------------
Income (loss) from operations                               18,815             1,811           (55,113)         (159,004)
Interest and other income, net                               5,248             4,301            14,416            14,202
Interest expense                                            (2,786)           (3,417)           (8,352)          (10,129)
Gain on repurchases of convertible
    subordinated debt                                        3,498                --             4,019                --
Gain on investments, net                                        40               (11)              436               518
                                                   ---------------   ----------------  ---------------   ---------------
Income (loss) before provision for (benefit
    from) income taxes                                      24,815             2,684           (44,594)         (154,413)
Income tax provision (benefit)                               7,787               773           (22,885)           (3,417)
                                                   ---------------   ---------------   ---------------   ---------------
Net income (loss)                                  $        17,028   $         1,911   $       (21,709)  $      (150,996)
                                                   ===============   ===============   ===============   ===============

Net income (loss) per share - Basic                $          0.07   $          0.01   $         (0.08)  $         (0.61)
                                                   ===============   ===============   ===============   ===============
Net income (loss) per share - Diluted              $          0.06   $          0.01   $         (0.08)  $         (0.61)
                                                   ===============   ===============   ===============   ===============
Shares used in per share calculation - Basic               261,481           255,873           259,514           248,486
                                                   ===============   ===============   ===============   ===============
Shares used in per share calculation - Diluted             263,540           259,444           259,514           248,486
                                                   ===============   ===============   ===============   ===============

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                                                                          PAGE 7

                      BROCADE COMMUNICATIONS SYSTEMS, INC.
           RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                    Q3 04             Q2 04            Q3 03
                                                              ---------------   ---------------  ---------------
Net income (loss) on a GAAP basis                             $        17,028   $        (1,978) $         1,911

Adjustments:

    Settlement of an acquisition-related claim                             --             6,943               --
    Amortization of deferred stock
     compensation                                                         119               127              213
    Restructuring costs                                                    --            10,461              (15)
                                                              ---------------   ---------------  ----------------
        Total operating income adjustments                                119            17,531              198
    Gain on repurchases of convertible
     subordinated debt                                                 (3,498)               --               --
    Gain on investments, net                                              (40)             (396)              11
    Income tax effect                                                   1,582            (7,076)             (66)
                                                              ---------------   ---------------  ---------------
Non-GAAP net income                                           $        15,191   $         8,081  $         2,054
                                                              ===============   ===============  ===============

GAAP net income (loss) per share - diluted                    $          0.06   $         (0.01) $          0.01
                                                              ===============   ===============  ===============
Non-GAAP net income per share - diluted                       $          0.06   $          0.03  $          0.01
                                                              ===============   ===============  ===============
Shares used in non-GAAP per share calculation - diluted               263,540           263,607          259,444
                                                              ===============   ===============  ===============

The non-GAAP, formerly pro forma, information provided in this press release is a supplement to, and not a substitute for, our financial results presented in accordance with GAAP. The non-GAAP results exclude certain expenses and income to provide what we believe is a more complete understanding of our underlying operational results and trends. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain gains, including the gain related to repurchases of our convertible subordinated debt, net gains on the disposition of private strategic investments, and certain costs, including settlement cost of an acquisition-related claim, certain expenses relating to our acquisition of Rhapsody, and the restructuring of business operations, that we believe are not indicative of our core operating results. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting of future periods. Brocade management refers to these non-GAAP financial measures in making decisions regarding operational performance and to facilitate internal comparisons to historical operating results and to competitors' operating results. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

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                                                                          PAGE 8

                      BROCADE COMMUNICATIONS SYSTEMS, INC.
                   GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                JULY 31,         OCTOBER 25,
                                                                                 2004               2003
                                                                           ---------------     ---------------
ASSETS

Current assets:
   Cash and cash equivalents                                               $       201,286     $       360,012
   Short-term investments                                                          347,784              57,971
                                                                           ---------------     ---------------
      Total cash, cash equivalents, and short-term investments                     549,070             417,983
   Accounts receivable, net                                                         90,142              74,935
   Inventories, net                                                                  5,957               3,961
   Deferred tax assets, net                                                         27,238              29,569
   Prepaid expenses and other current assets                                        16,759              14,593
                                                                           ---------------     ---------------
      Total current assets                                                         689,166             541,041

Long-term investments                                                              208,239             417,582
Property and equipment, net                                                        133,605             124,274
Deferred tax assets, net                                                           266,889             231,203
Convertible subordinated debt issuance costs                                         4,149               6,288
Other assets                                                                         2,184               3,558
                                                                           ---------------     ---------------
        Total assets                                                       $     1,304,232     $     1,323,946
                                                                           ===============     ===============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                                        $        40,771     $        33,913
   Accrual of unsettled debt repurchase                                             26,304               9,029
   Accrued employee compensation                                                    26,875              30,546
   Deferred revenue                                                                 28,974              19,892
   Current liabilities associated with lease losses                                  5,985               7,759
   Other accrued liabilities                                                        72,648              64,963
                                                                           ---------------     ---------------
      Total current liabilities                                                    201,557             166,102

Non-current liabilities associated with lease losses                                17,916              16,518
Convertible subordinated debt                                                      386,279             442,950

Stockholders' equity:
   Common stock                                                                    752,637             725,511
   Deferred stock compensation                                                      (1,220)               (872)
   Accumulated other comprehensive income                                              832               5,797
   Accumulated deficit                                                             (53,769)            (32,060)
                                                                           ---------------     ---------------
      Total stockholders' equity                                                   698,480             698,376
                                                                           ---------------     ---------------
        Total liabilities and stockholders' equity                         $     1,304,232     $     1,323,946
                                                                           ===============     ===============